EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                 STATE OF                  NAME UNDER WHICH
         NAME                 INCORPORATION              BUSINESS IS CONDUCTED
         ----                 -------------              ---------------------

Visual Listings, Inc.             California             Inactive Corporation